Exhibit 99.1 to Schedule 13D

Exhibit 99.1

ADDITIONAL TRANSACTION INFORMATION

Transaction Date	Effecting Person(s)	Shares Acquired	Shares Disposed	Price Per Share	Transaction Description
02/22/11	Ibis Management, LLC	10,000	0	$1.75	Open market purchase (1)
02/22/11	Ibis Management, LLC	10,000	0	$1.70	Open market purchase (1)
02/22/11	Ibis Management, LLC	2,000	0	$1.73	Open market purchase (1)
02/22/11	Michael Onghai	5,000	0	$1.75	Open market purchase (1)
02/23/11	Ibis Management, LLC	5,200	0	$1.72	Open market purchase (1)
02/23/11	MD Witter Investments, LLC	68,485	0	$1.79	Open market purchase (2)
02/24/11	MD Witter Investments, LLC	60,406	0	$1.82	Open market purchase (1)
02/25/11	Ibis Management, LLC	4,200	0	$1.75	Open market purchase (1)
02/25/11	Ibis Management, LLC	800	0	$1.74	Open market purchase (2)
03/02/11	Ibis Management, LLC	13,000	0	$1.70	Open market purchase (1)
03/02/11	Ibis Management, LLC	4,100	0	$1.72	Open market purchase (1)
03/02/11	Ibis Management, LLC	900	0	$1.71	Open market purchase (2)
03/03/11	Ibis Management, LLC	2,048	0	$1.70	Open market purchase (2)
03/04/11	Ibis Management, LLC	22,952	0	$1.70	Open market purchase (2)
03/07/11	Ibis Management, LLC	50,000	0	$1.62	Open market purchase (2)
03/07/11	Ibis Management, LLC	20,000	0	$1.60	Open market purchase (1)
03/07/11	Ibis Management, LLC	10,000	0	$1.65	Open market purchase (1)
03/07/11	Ibis Management, LLC	10,000	0	$1.59	Open market purchase (1)
03/07/11	Ibis Management, LLC	9,000	0	$1.65	Open market purchase (1)
03/07/11	Michael Onghai	5,000	0	$1.63	Open market purchase (1)
03/08/11	Ibis Management, LLC	200	0	$1.53	Open market purchase (3)
03/08/11	Michael Onghai	2,500	0	$1.60	Open market purchase (1)
03/10/11	Ibis Management, LLC	1,800	0	$1.56	Open market purchase (1)
03/14/11	Michael Onghai	2,500	0	$1.59	Open market purchase (1)
03/15/11	Ibis Management, LLC	10,073	0	$1.54	Open market purchase (1)
03/15/11	Michael Onghai	5,000	0	$1.55	Open market purchase (1)
03/16/11	Ibis Management, LLC	7,000	0	$1.59	Open market purchase (1)
03/23/11	MD Witter Investments, LLC	18,819	0	$1.67	Open market purchase (4)
03/24/11	MD Witter Investments, LLC	70,642	0	$1.68	Open market purchase (1)
03/28/11	MD Witter Investments, LLC	625	0	$1.61	Open market purchase (5)
03/31/11	Ibis Management, LLC	2,000	0	$1.64	Open market purchase (4)
04/04/11	Ibis Management, LLC	30,000	0	$1.65	Open market purchase (2)
04/04/11	Ibis Management, LLC	29,301	0	$1.75	Open market purchase (1)
04/04/11	Michael Onghai	25,000	0	$1.70	Open market purchase (1)
04/05/11	Ibis Management, LLC	25,000	0	$1.76	Open market purchase (1)
04/05/11	Michael Onghai	19,000	0	$1.76	Open market purchase (1)

(1)	Includes commission of approximately $0.01 per share or less than $0.01 per share.
(2)	Includes commission of approximately $0.02 per share.
(3)	Includes commission of approximately $0.08 per share.
(4)	Includes commission of approximately $0.03 per share.
(5)	Includes commission of approximately $0.05 per share.